UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2014

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2014, Manitex International, Inc. (the “Company”) entered into a series of agreements to acquire PM Group S.p.A, (“PM Group”), a manufacturer of truck mounted cranes, and its subsidiary Oil & Steel, S.p.A (“O&S”), both based in San Cesario sul Panaro, Modena, Italy (the “Transaction”). The Transaction is contingent on the approval by an Italian bankruptcy court of a Debt Restructuring Agreement, dated July 21, 2014, between PM Group, O&S, six Italian banks that are parties thereto (the “Banks”) and Loan Agency Services S.r.l., (the “Debt Restructuring Agreement”). Under the Debt Restructuring Agreement, PM Group and O&S debt to the Banks is reduced by approximately €49,000,000. Additionally, the Debt Restructuring Agreement establishes a new repayment schedule for the remaining term debt and converts €5,000,000 of interest bearing debt to non-interest bearing debt. The Company will pledge the PM Group stock it holds to secure PM Group’s obligations to the two banks that hold senior debt.

The stock of PM Group held by the Company will be pledged to secure the Company’s obligationa to the two senior banks.

In connection with the Transaction, the Company has entered into the following agreements, each dated as of July 21, 2014 (collectively, the “Transaction Documents”):

1.	Investment Agreement (the “Investment Agreement”), between the Company, IPEF III Holdings n° 11 S.A (“IPEF”) and Columna Holdings Limited (“Columna”). The Investment Agreement is attached hereto as Exhibit 10.1.

2.	Debt Assignment Agreement (the “BPER Debt Assignment”) between the Company and Banca Popolare del’Emilia Romagna S.C. (“BPER”). The BPER Debt Assignment is attached hereto as Exhibit 10.2.

3.	Debt Assignment Agreement (the “Unicredit Debt Assignment”) between the Company and Unicredit S.P.A.(“Unicredit”). The Unicredit Debt Assignment is attached hereto as Exhibit 10.3.

4.	Option Agreement (“Option Agreement”) by and between the Company and BPER. The Option Agreement is attached hereto as Exhibit 10.4.

5.	Commitment Letter (“Commitment Letter”) dated July 21, 2014 between the Company and PM Group. The Commitment Letter is attached hereto as Exhibit 10.5.

The Company also entered into a fee letter as described below.

The estimated total value of the consideration that the Company will pay to acquire PM Group and O&S consists of the following components:

1.	€17,477,000 in cash (or roughly $23,639,000, based on Euro/U.S. dollar exchange rate of 1.3526 (the “Assumed Exchange Ratio”). For purpose of estimating the U.S. dollar value of the consideration an exchange rate as of July 18, 2014 has been used.

2.	1,000,000 shares of the Company’s common stock, no par value (estimated at roughly $15,370,000 based on the July 18, 2014 closing price of $15.37 for the Company’s common stock);

3.	the assumption of certain debt by PM Group and O&S, including term debt of €27,751,000 and working capital borrowing of €19,549,000 (for an aggregate estimated amount of $63,978,000, based on the Assumed Exchange Ratio);

4.	the assumption by PM Group and O&S of certain liabilities associated with derivative contracts of €2,094,000 (estimated at $2,832,000 based on the Assumed Exchange Ratio); and

5.	an Option Agreement with an estimated fair value of €750,000 (estimated at $1,015,000 based on the Assumed Exchange Ratio).

The actual value of the foregoing consideration amount will be based on the applicable Euro/U.S. dollar exchange rate and closing price of the Company’s common stock on the date the transaction closes.

Summarized below are material terms of the Transaction Agreements:

	Type of Consideration
	Cash in €	Assumed debt & Liabilities in Euros	Shares of Common Stock
Investment Agreement

The Investment Agreement requires either the current owners of PM Group or the Company to make an investment of €44,500,000 in PM Group. Under the agreement Columna is also to make a €1,000,000 payment to purchase Pilosio s.p.a., a subsidiary of PM Group that is not being acquired by the Company. These funds will be used by PM Group to retire a portion of the existing bank debt.

Under the Investment Agreement, the Company’s investment is comprised of investment in cash of €12,000,000 and credits from €32,500,000 of debt that the Company will acquire from Unicredit and BPER). The debt at the time of contribution will be converted to equity in accordance with Italian statutory accounting guidance.

If the existing shareholders make this investment, which is not expected, the Transaction Documents will be terminated. If the Company makes the investment in PM Group, the Company will receive new shares representing 100% of the PM Group equity and the prior shareholder’s shares will be cancelled as a matter of Italian law.

	€12,000,000	See Assignment Agreements below for basis of debt.
BPER Assignment Agreements
Under the BPER Assignment Agreement, BPER is to assign to the Company €13,750,000 of PM Group debt in exchange for a cash payment of €1,500,000 and 430,000 shares of the Company’s common stock.	€1,500,000		430,000
Unicredit Assignment Agreements
Under the Unicredit Assignment Agreement, Unicredit is to assign to the Company €18,750,000 of PM Group debt in exchange for a cash payment of €1,500,000 and 430,000 shares of the Company’s common stock.	€1,500,000		430,000

Option Agreement

Under the Option Agreement BPER will sell to the Company PM Group debt with a face value of €5,000,000. Under the Option Agreement BPER is to receive €2,500,000 if PM Group has 2017 EBITDA, as defined in the agreement, of between €14,500,000 and €16,500,000 and €5,000,000 if 2017 EBITDA, as defined in the agreement exceeds €16,500,000. If 2017 EBITDA, as defined in the agreement is less than €14,500,000, BPER is to sell the debt to the Company for €1.

Based on the estimated probability of PM Group’s 2017 EBITDA, the Company currently estimates the fair value of the debt to be acquired at €750,000.

		€750,000
Debt Restructuring Agreement and other assumed liabilities
Under the Debt Restructuring Agreement the following debt and liabilities, which are assumed in the acquisition of PM Group and O&S, remain obligations of PM Group:
Senior term debt -Interest bearing		€9,243,000
Senior debt – non-interest bearing		5,000,000
Senior debt PIK interest		2.862,000
Senior debt accrued interest		1,422,000
Junior debt and accrued interest		13,718,000

		32,245,000
Estimated fair market adjustment		(4,494,000)

		€27,751,000
Working capital lines		€19,549,000
Liability related to derivative contracts		€2,094,000
Additional investment by the Company to pay PM Group and O&S management incentive payments	€1,477,000		40,000
The Debt Restructuring Agreement also establishes a new repayment schedule for the remaining term debt and converts €5,000,000 of interest bearing debt to non-interest bearing debt. See repayment schedule below.
Fee Letter
According to the terms of the Fee Letter, the Company is to make a payment of €1,000,000 and deliver 100,000 shares of the Company’s common stock to Columna. Columna is an investment advisor of IPEF, the current owner of 76.66% of PM Group’s outstanding shares. This payment is being made in consideration of Columna’s substantial costs incurred in connection with its efforts to restructure PM Group’s debt and to facilitate a transfer of ownership interest to the Company	€1,000,000		100,000

Total consideration in Euros and number of shares	€17,477,00	€50,144,000	1,000,000
Estimated exchange rate	1.3526	1.3526
Estimated stock price			$15.37

Total consideration in dollars	$23,639,000	$67,825,000	$15,370,000

Total Value of all consideration in dollars			$107,194,000

Commitment Letter
The Commitment Letter details the conditions that are required to take place for the Transactions Agreements to become effective. The obligations contained in the above Transactions Agreements become void and of no effect without any liability to the Company if the conditions in the Commitment Letter are not satisfied or waived by the Company.

Under the Debt Restructuring Agreement PM Group is obligated to make principal debt payments as follows:

Year	Amount in €
2015	€2,951
2016	2,627
2017	2,500
2018	4,500
2019	5,221
2020	5,000
2021	6,446
2022	3,000

Total Payments	€32,245

The respective descriptions of the Transaction Agreements set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by this reference.

A copy of the press release issued by the Company on July 21, 2014 announcing the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K. The Company also posted presentation slides dated July 21, 2014 (Exhibit 99.2) that were used during a conference call and webcast which took place on Monday July 21, 2104.

Both Exhibits can be accessed from the Investor Relations section of the Company’s website at www.ManitexInternational.com.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President and CFO

Date: July 25, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Investment Agreement, dated July 21, 2014, between Manitex International, Inc., IPEF III Holdings n° 11 S.A and Columna Holdings Limited.

10.2	Debt Assignment Agreements, dated July 21, 2014, between Manitex International, Inc. and Banca Popolare del’Emilia Romagna S.C.

10.3	Debt Assignment Agreements, dated July 21, 2014, between Manitex International, Inc. and Unicredit S.P.A.

10.4	Option Agreement, dated July 21, 2014, by and between Manitex International, Inc. and Banca Popolare del’Emilia Romagna S.C.

10.5	Commitment Letter dated July 21, 2014 the Company and PM Group

99.1	Press Release dated July 21, 2014.

99.2	Presentation slides dated July 21, 2014.